Exhibit 99.1


Nathaniel energy corporation's Helium and Gas Processing Facility experienced fire; there were no injuries and repairs are underway

ENGLEWOOD, Colo., June 7 /PRNewswire-FirstCall/ -- On Friday, June 4, 2004 at 7:20 PM MDT there was a mechanical failure at the Nathaniel Energy Corporation (OTC Bulletin Board: NECX - News) helium and gas processing facility with one of the plant's compressors at the Sturgis Station.

Gas was released and caused a fire that was extinguished quickly and securely. Staff responded immediately and followed the emergency procedures to shut the plant down. Fortunately, because safety systems and procedures were engaged successfully, nobody was injured and the damage was contained.

Management at the plant worked through the weekend to secure the plant and assess the damage. The main part of the plant, the purifier and liquefier representing about forty to fifty percent of the revenue from the division, was brought back up on Saturday morning with management working diligently through Friday night. Management believes that a portion of the damages can be repaired within two weeks, which will bring the plant up to approximately sixty to seventy-five percent operating capacity.

The company is currently in communications with its insurance company and has already deployed contractors to start the repair process to bring the entire plant online. The company carries a policy for property damage and for business interruption if the loss continues beyond thirty days. Management is currently evaluating the timing for the completion of repairs and is awaiting reports from the insurance company and contractors expected within the next few days.

Nathaniel Energy (www.nathanielenergy.com) provides industry with an alternative energy comparable to that of fossil fuels. Its proprietary patented technology, the Thermal Combustor(TM), is a 2-stage gasification system designed to combust waste, biomass, tires and any other solid, carbon-based materials into inexpensive electrical and thermal energy, while exceeding the most stringent EPA and European Union regulations.

Certain information contained in this press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this press release or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "explore", "consider", "anticipate", "intend", "could", "estimate", "plan", or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

- Risks related to dependency on a small number of customers.
- Our ability to satisfy  our  customers'  expectations.
- Our ability to employ and retain qualified management and employees.
- Changes in government  regulations which are  applicable  to our  business.
- Changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
- Our ability to generate sufficient cash to pay our creditors.
- The cost and timing to repair our helium and gas processing facility.
- Operating hazards relating to our gas business, tire shredding business and Thermal Combustor(TM) business. o Potential mechanical failure of our plants or products.
- Disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations

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and  whether  forward-looking  statements  made  by us  ultimately  prove  to be
accurate.  Our  actual  results,   performance  and  achievements  could  differ
materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.


For further information, please contact: Press, Dan Smith, +1-267-767- 5336, dsmith@nathanielenergy.com, or Investor Relations, Tami Kamarauskas, +1-815-726-8720, tkamarauskas@nathanielenergy.com, both of Nathaniel Energy Corporation.